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                                                                    Exhibit 23.1

                     [Coopers & Lybrand L.L.P. Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in Amendment No. 2 of this registration statement on Form S-1 (File number 333-49425) of our report dated August 11, 1997, except as to Notes 1, 9, 11 and 14, the date of which is January 26, 1998, and as to Note 13, the date of which is April 2, 1998, on our audits of the consolidated financial statements of Extended Systems Incorporated. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


/s/ Coopers & Lybrand L.L.P.
Boise, Idaho
June 9, 1998